Exhibit 9.2
VOTING TRUST EXTENSION AGREEMENT
     THIS AGREEMENT entered into by and among those holders of Common Shares of SIFCO Industries, Inc. executing and delivering this Agreement (“Shareholders”) and JANICE G. CARLSON and CHARLES H. SMITH, III, as Trustees and their successors in trust (said named Trustees and their successors being hereinafter called the “Trustees”);
WITNESSES
     As of February 1, 2007 certain shareholders of SIFCO Industries, Inc.(the “Company”) entered into a Voting Trust Agreement (the “Trust Agreement”)with respect to their shares of Common Stock in the Company; and
     Pursuant to Section 14 of the Trust Agreement, the term of Trust Agreement may be extended for an additional period not to exceed ten years upon the concurrence of the holders of Trust Certificates representing not less than 85% of the 2,002,947 shares deposited under the Trust Agreement, (after giving effect to stock dividends issued subsequent to the date of the Trust Agreement, the “Trust Shares”); and
     The shareholders, constituting the holders of Trust Certificates representing not less than 85% of the Trust Shares, wish to extend the term of the Trust Agreement, on the terms and conditions set forth therein, for an additional three (3) years from January 31, 2010.
     NOW, THEREFORE, each Shareholder of the Company who becomes a party hereto agrees with each of the other such Shareholders for himself and his heirs, administrators, successors and assigns as follows:
     1. EXTENSION OF TRUST AGREEMENT. The Trust Agreement shall be extended, unless sooner terminated on the terms and conditions set forth therein, to January 31, 2013, upon the occurrence prior to January 31, 2010 of the earlier of either:
     (a) the execution of this Agreement by the holders of not less than 1,702,5005 shares of Common Stock of the Company, such number representing not less than 85% of the Trust Shares, or
     (b) the presentation to the Company of a certificate signed by the Secretary of the meeting, certifying that at a meeting duly called and held for the purpose of considering an extension, at a place in Cuyahoga County, Ohio, specified in a notice given either by the Trustees or a Trust Certificate holder, not less than ten (10) nor more than thirty (30)days prior to such meeting to each Trust Certificate holder under the Trust Agreement, the holders of Trust Certificates representing not less than eighty-five (85) percent of the Trust Shares voted in favor of this extension.
     2. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.
     3. EXECUTION. This Extension Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instrument. This Extension Agreement shall inure to the benefit of, and be binding upon, all persons executing it and their respective heirs, executors, administrators, legatees and assigns.
     IN WITNESS WHEREOF, the Trustees have executed and delivered this Extension Agreement and the Shareholders have become parties hereto in the manner herein before provided.
TRUSTEES:

/s/ Janice G. Carlson Janice G. Carlson

/s/ Charles H. Smith, III

Charles H. Smith, III

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2013

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE		DATE
Phyllis Gotschall Wilhelm TTEE	71,077	/s/ Phyllis G Wilhelm		1/14/10

FRW Trust FBO PSG PNC Bank, NA, Trustee	171,207	By: Its:	/s/ Michael Wear Vice President	1/21/10

Jeffrey Gotschall	153,229	/s/ Jeffrey Gotschall		1/12/10

Dianne Gotschall	400	/s/ Dianne Gotschall		1/12/10

Judith Gotschall	35,615	/s/ Judith Gotschall		1/19/20

Andrew Gotschall	35,615	/s/ Andrew Gotschall		1/16/10

Charles Gotschall	35,615	/s/ Charles Gotschall		1/14/10

Craig Ramsey	33,140	/s/ Craig Ramsey		1/14/10

Alison Ramsey	33,140	/s/ Alison Ramsey		1/12/10

Janice Carlson	115,079	/s/ Janice Carlson		1/19/10

Christie Lennen	35,925	/s/ Christie Lennen		1/19/10

Christie Lennen custodian for:
Colton Lennen	17,600	/s/ Christie Lennen		1/19/10

Christie Lennen custodian for:
Kelby Lennen	6,200	/s/ Christie Lennen		1/19/10

David Fulcher	35,575	/s/ David Fulcher		1/19/10

David Fulcher custodian for:
Jessica Fulcher	17,600	/s/ David Fulcher		1/19/10

David Fulcher custodian for:
Alyssa Fulcher	2,000	/s/ David Fulcher		1/19/10

Laura Gifford	123,723	/s/ Laura Gifford		1/18/10

Robert Gifford Jr.	31,900	/s/ Robert Gifford, Jr		1/20/10

Terry Gifford	32,700	/s/ Terry Gifford		1/15/10

CHS Foundation	56,163	/s/ Phyllis G Wilhelm		1/14/10

Phyllis Gotschall Wilhelm, Trustee		Trustee

CHS IR Trust — FBO C Smith III PNC Bank, NA, Trustee	57,067	By: Its:	/s/ Michael Wear Vice President	1/21/10

RS IR Trust — FBO C Smith III PNC Bank, NA, Trustee	121,678	By: Its:	/s/ Michael Wear Vice President	1/21/10

Charles Smith III	61,666	/s/ Charles Smith III		1/19/10

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2013

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE		DATE
Hilda Smith	5,575	/s/ Hilda Smith		1/19/10

Jennifer Smith	7,442	/s/ Jennifer Smith		1/20/10

Charles Smith III Trustee for:
Jennifer Smith (TTEE)	14,250	/s/ Charles Smith III		1/19/10

C Jason Smith	7,309	/s/ C Jason Smith		1/19/10

Charles Smith III Trustee for:
C Jason Smith (TTEE)	14,250	/s/ Charles Smith III		1/19/10

CHS IR Trust FBO D Dowdell	57,067	By:	/s/ Michael Wear	1/21/10
PNC Bank, NA, Trustee		Its:	Vice President

RS IR Trust FBO D Dowdell	121,678	By:	/s/ Michael Wear	1/21/10
PNC Bank, NA, Trustee		Its:	Vice President

Deborah Dowdell	57,541	/s/ Deborah Dowdell		1/15/10

Robert J Morris III	20,863	/s/ Robert j Morris III		1/14/10

Robert J Morris III custodian for:
Skylar D Morris	4,250	/s/ Robert j Morris III		1/14/10

Ryan Morris	20,863	/s/ Ryan Morris		1/20/10

Ryan Morris custodian for:
Kaitlin Morris	4,250	/s/ Ryan Morris		1/20/10

Ryan Morris custodian for:
Matthew Morris	4,250	/s/ Ryan Morris		1/20/10

Ryan Morris custodian for:
Ashley Morris	1,000	/s/ Ryan Morris		1/20/10

Adam Morris	20,863	/s/ Adam Morris		1/14/10

Molly Morris Trappe	6,613	/s/ Molly M Trappe		1/15/10

Deborah Dowdell Trustee for:
Molly Morris Trappe (TTEE)	14,250	/s/ Deborah Dowdell		1/15/10

Suzanne Allen	1,800	/s/ Suzanne Allen		1/24/10

CHS IR Trust FBO H Smith PNC Bank, NA, Trustee	57,068	By: Its:	/s/ Michael Wear Vice President	1/21/10

RS IR Trust FBO H Smith	121,678	By:	/s/ Michael Wear	1/21/10
PNC Bank, NA, Trustee		Its:	Vice President

Hudson D. Smith	75,592	/s/ Hudson D. Smith		1/15/10

Deborah Ann Smith	6,255	/s/ Deborah Ann Smith		1/15/10

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2013

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE
Hudson Smith Trustee for:
Cynthia R Smith (TTEE)	15,300	/s/ Hudson D. Smith	1/15/10

Christina Halle Smith	8,576	/s/ Christina H. Smith	1/15/10

Hudson Smith Trustee for:
C Halle Smith (TTEE)	15,300	/s/ Hudson D. Smith	1/15/10